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                                                                 Exhibit 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of DAOU Systems, Inc. for the registration of 2,116,732 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of DAOU Systems, Inc. included in its Annual Report on Form 10-KSB/A for the year ended December 31, 1997 and on report dated August 4, 1998 with respect to the supplemental consolidated financial statements of DAOU Systems, Inc. included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1998.


                                                /s/ ERNST & YOUNG LLP
                                             --------------------------
San Diego, California
November 30, 1998